Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Subsidiaries	Place of Incorporation
First High-School Education Group BVI	BVI
First High-School HK	Hong Kong
Yunnan Century Long-Spring Technology Co., Ltd.	PRC
Yunnan Long-Spring Logistics Service Co., Ltd.	PRC

VIE	Place of Incorporation
Long-Spring Education Holding Group Limited	PRC

Subsidiaries/schools held by the VIE	Place of Incorporation
Kunming Xishan Long-Spring Experimental Secondary School	PRC
Kunming Chenggong Long-Spring Experimental Secondary School	PRC
Yiliang Long-Spring Experimental Secondary School	PRC
Qujing Hengshui Experimental Secondary School	PRC
Yunnan Yuxi Hengshui Experimental Secondary School	PRC
Yunnan Hengshui Experimental Secondary School—Xishan School	PRC
Yunnan Long-Spring Foreign Language Secondary School	PRC
Zhenxiong Long-Spring Advanced Secondary School	PRC
Qiubei Long-Spring Experimental Secondary School	PRC
Mengla Long-Spring Experimental Secondary School	PRC
Xinping Long-Spring Advanced Secondary School Co., Ltd.	PRC
Xishuangbanna Long-Spring Experimental Secondary School Co., Ltd.	PRC
Wenshan Long-Spring Experimental Secondary School	PRC
Yangling Hengshui Experimental Secondary School	PRC
Shaanxi Hengshi Hengzhong Education Technology Co., Ltd.	PRC
Yunnan Long-Spring Education Holding Group Hengshui Experimental Middle School Management Co., Ltd	PRC
Yunnan Hengshun Property Service Co., Ltd.	PRC
Beijing Green Carbon Future Intelligent Technology Co., Ltd.	PRC